                                                                    EXHIBIT 99.1

     CONTACT:  CYNTHIA BROCKHOFF
               MERCATOR
               203.563.1258
               CBROCKHOFF@MERCATOR.COM

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


          MERCATOR REPORTS ADJUSTED FIRST AND SECOND-QUARTER EARNINGS
              CAUSED BY UNDERACCRUED EXPENSE ITEMS OF $2.4 MILLION

                  MERCATOR REVENUES UNAFFECTED BY THE CHANGES

   MERCATOR ANNOUNCES IT IS IMPLEMENTING COMPREHENSIVE ACTIONS TO STRENGTHEN
                         CORPORATE FINANCE AND CONTROLS


WILTON, Conn., August 21, 2000--Mercator Software, Inc. (Nasdaq: MCTR), the e-business transformation company, said today that its first and second-quarter 2000 earnings have been adjusted to account for underreported first-half 2000 expenses of about $2.4 million, or approximately 4% of total expenses, excluding amortization of intangibles, for the period.

Mercator's revenue was unaffected by the changes.

The adjustments to previously announced results were reflected in Mercator's quarterly report on Form 10-Q for the quarter ended June 30, 2000, and in an amended quarterly report on Form 10-Q/A for the quarter ended March 31, 2000, both filed today. The reports reflected adjustments to net income and earnings per share from prior reports.

SECOND QUARTER, 2000
--------------------

In its Form 10-Q for the second quarter 2000, Mercator reported revenue for the period of $35,696,000, a 51% increase from the same quarter of 1999, and consistent with Mercator's announcement on July 20, 2000. In addition, on a pro forma basis, excluding amortization of intangibles and assuming a tax rate of 38%, Mercator reported pro forma operating income for the second quarter of 2000 of $667,000 ($1,120,000 less than previously announced) and pro forma net income of $500,000 ($694,000 less than previously announced). Mercator reported earnings per share, on a pro forma basis, of $.02 for the second quarter of 2000 ($.02 less than previously announced). The decreases in pro forma operating income, net income and earnings per share from the results previously announced are due to an additional $1,120,000 of expenses that Mercator, with the assistance of its outside auditors, determined should be recorded. For the second quarter, on an as-reported basis, Mercator's net loss was $17,788,000 ($1,776,000 greater than previously reported) and its fully diluted net loss per share was $.61 ($.06 greater than previously reported).

FIRST QUARTER, 2000
-------------------

In its amended Form 10-Q for the first quarter 2000, Mercator reported revenue of $31,252,300, an 81% increase from the same quarter of 1999, and unchanged from previous reports. In addition, on a pro forma basis, excluding amortization of intangibles and assuming a tax rate of 38%, Mercator reported pro forma operating income for the first quarter of 2000 of $1,438,000 ($1,327,000 less than previously reported) and pro forma net income of $987,000 ($823,000 less than previously reported). Mercator reported earnings per share, on a pro forma basis, of $.03 for the first quarter of 2000 ($.03 less than previously reported). The decreases in pro forma operating income, net income and earnings per share from the results previously reported are due to an additional $1,327,000 of expenses that the Company, with the assistance of its outside auditors, determined should have been recorded in the first quarter but were not recorded. For the first quarter, on an as-reported basis, Mercator's net loss was $11,497,000 ($1,621,000 greater than previously reported) and its fully diluted net loss per share was $.41 ($.06 greater than previously reported.)

After announcing its financial results for the second quarter and shortly before Mercator's Form 10-Q for the second quarter was due to be filed with the Securities and Exchange Commission, Mercator's audit committee became aware of uncertainty regarding several expense items. After a review of these items, Mercator, with the assistance of its outside auditors, determined that certain expenses should have been recorded in the first or second quarters. The adjusted second-quarter results and restated first-quarter results announced today properly record these expenses.

Mercator also announced today a series of actions aimed at strengthening the company's corporate finance operations, controls and oversight, including:

     . The election of James P. Schadt, 62, as chairman of the board, a new position. Schadt, a director of the company since 1998, was chairman of the audit committee. An experienced executive and director, he is also chairman of Dailey Capital Management, a private equity fund manager. He has just resigned as executive chairman of PIPE9 Corporation, an e-commerce venture, to focus on Mercator. Schadt served on the board of Cadbury Schweppes, plc. for several years ending in 1991, and on the board of The Readers' Digest Association, Inc., from 1991 until 1997. Now retired, Mr. Schadt also formerly served as chairman and chief executive officer of The Readers' Digest Association, Inc. At Cadbury Schweppes he was president and CEO of its global beverage operations, Cadbury Beverages, Inc. Schadt is also a trustee of Northwestern University and the American Enterprise Institute.

     . The imminent appointment of both an interim chief financial officer and a controller, until the positions can be permanently filled. Spencer Stuart has been engaged, from the top down, to assist in this matter.

     . The engagement of its outside accountants to assist in a review of finance and operating controls, as well as its systems, in order to produce recommendations for immediate implementation by the company.

In addition, Mercator announced that it had accepted the resignation of the company's chief financial officer, Kevin McKay, and terminated Ira Gerard, its vice president of finance, who had just previously stepped down as chief financial officer due to health reasons. Further, Mercator's controller has been relieved of her duties as controller.

Commenting on these actions, including the decisions regarding management, Schadt said, "The board is confident that each of these actions strengthens the company and that each action is in the best interests of shareholders."

Connie Galley, president and chief executive officer of Mercator, said, "The discovery of these under recorded expense issues was alarming. We moved swiftly to identify the problems, took decisive actions to correct them, and immediately initiated actions to restaff our financial-management team. On top of that, we are accelerating the development of a substantially enhanced infrastructure to accommodate and support Mercator's rapid growth. This includes the implementation of a range of additional new procedures, controls and systems in our financial operations, with the assistance and recommendations of our outside accountants.

"With these immediate initiatives underway, Mercator's management and board of directors is focusing its full attention on actions aimed at increasing the company's competitive advantage and maintaining our revenue momentum," said Galley. "The fundamentals have not changed: the excellence of our people, the unique quality and value of our products and services, and our continued leadership in this dynamic market. We will now do everything reasonable to maintain Mercator's revenue momentum by providing increased value to our customers and by aggressively retaining, recruiting and incentivizing the people who are both directly and indirectly responsible for delivering the top line performance. Revenue, after all, is the principal value driver of this company."


ABOUT MERCATOR

Mercator is the leading provider of integration software for transforming business processes to enable e-business. Our products automate the end-to-end integration of the commerce chain, enabling the seamless flow of information throughout the enterprise and with the applications of customers and partners. With Mercator, customers can lock in the benefits of e-business through the adaptive transformation of business processes, while fully leveraging current technology investments at every step.

More than 5,000 customers, across every industry, use our software to accelerate their transformation to e-business. Over 100 partners, including application software providers, systems integrators and Net markets, embed or resell our technology to enhance their product or service offerings. Additional information about Mercator can be found at www.mercator.com

Mercator is a registered trademark of Mercator Software, Inc. "The e-business transformation company" is a trademark of Mercator Software, Inc.

Legal Notice Regarding Forward-Looking Statements

Statements in this press release that are not purely historical are forward-looking statements, including statements regarding Mercator's beliefs, expectations, hopes or intentions regarding the future. Forward -looking statements in this release include, but are not limited to, estimates of future business prospects or financial results and statements containing the words
"believe", "estimate", "project", "expect" or similar expressions.   It is
important to note that actual outcomes and the company's actual results could differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the company's ability to attract and retain key managers and other personnel, changes in demand for application integration or e-business integration software and the company's Mercator e-business integration broker suite of products in particular, the company's ability to expand its international operations, the company's ability to manage expanded global operations, the company's ability to continue to add resellers and other distribution channels, the success of third parties in utilizing and marketing the company's products, or seasonality in operating results. Readers should also refer to the risk disclosures outlined in the company's reports filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update any such forward-looking statements or reasons why results might differ.

                               MERCATOR SOFTWARE
                Consolidated Condensed Statements of Operations
                     (In thousands, except per share data)

                                                   Quarter Ended                  Six Months Ended
                                                      June 30,                        June 30,
                                                  2000             1999            2000           1999
                                                --------         ---------       --------      ---------
Revenues:
          Software licensing                    $ 20,397          $ 12,547       $ 38,704       $ 22,347
          Professional Services                    8,916             6,312         15,513         10,599
          Maintenance                              6,383             4,785         12,731          7,934
                                                --------          --------       --------       --------
          Total Revenues                        $ 35,696          $ 23,644       $ 66,948       $ 40,880
                                                --------          --------       --------       --------
Cost of Revenues:
          Software licensing                         367               381            653            817
          Service, maintenance, other              7,332             5,236         14,458          9,467
                                                --------          --------       --------       --------
          Total Cost of Revenues                $  7,699          $  5,617       $ 15,111       $ 10,284
                                                --------          --------       --------       --------

Gross Profit                                    $ 27,997          $ 18,027       $ 51,837       $ 30,596

Operating Expenses:
          Product development                      5,120             3,718         10,209          5,929
          Selling & marketing                     17,378             9,970         31,160         16,603
          General & admin                          4,832             1,956          8,362          4,018
          Amortization of intangibles             12,251             7,047         23,228          9,371
                                                --------          --------       --------       --------
          Total Operating Expenses              $ 39,581          $ 22,691       $ 72,959       $ 35,921
                                                --------          --------       --------       --------

Operating Loss                                  *(11,584)           (4,664)      *(21,122)        (5,325)

Interest Income, net                                 139               231            294            742
                                                --------          --------       --------       --------

          Income before income taxes             (11,445)           (4,433)       (20,828)        (4,583)

Provision for Income Taxes                         6,343               102          8,457            172
                                                --------          --------       --------       --------

Net Loss                                        $(17,788)         $ (4,535)      $(29,285)      $ (4,755)
                                                ========          ========       ========       ========
Net Loss per Share
          - Basic                               $  (0.61)         $  (0.18)      $  (1.02)      $  (0.20)
          - Diluted                             $  (0.61)         $  (0.18)      $  (1.02)      $  (0.20)
                                                ========          ========       ========       ========
Weighted average no. of common and common
   equivalent shares outstanding:
          - Basic                                 29,100            25,374         28,653         24,106
          - Diluted                               29,100            25,374         28,653         24,106
                                                ========          ========       ========       ========
Pro Forma Net Income                               *$500          $  1,620        *$1,488       $  2,969
                                                ========          ========       ========       ========
Pro Forma Net Income Per Share - Diluted          *$0.02          $   0.06         *$0.05       $   0.11

*Excluding amortization of intangibles of ($12,251,000) and ($23,228,000), operating income would have been $667,000 for the quarter ended June 30, 2000, and $2,106,000 for the six months ended June 30, 2000, respectively.

                               MERCATOR SOFTWARE
                     Consolidated Condensed Balance Sheets
                                 (In thousands)

                                                             June 30,         March 31,        Dec. 31,
                                                               2000             2000             1999
                                                            ----------       -----------       --------
                                                            (unaudited)      (unaudited)       (audited)
ASSETS
Current Assets:
Cash & cash equivalents                                      $  13,228        $  15,177        $   9,237
Marketable securities, at cost                                   4,245            4,107            5,648
Accounts receivable, net                                        43,709           40,150           38,270
Prepaid Expenses and other current assets                        2,167            2,432            2,985
Deferred tax asset                                              10,379           10,379           10,379
                                                             ---------        ---------        ---------
     Total Current Assets                                    $  73,728        $  72,245        $  66,519

Furniture, fixtures & equipment, net                             8,088            7,774            6,517
Goodwill & other intangibles                                   147,037          142,307          153,228
Other Assets                                                       583              566              551
                                                             ---------        ---------        ---------
     Total Assets                                            $ 229,436        $ 222,892        $ 226,815
                                                             =========        =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                             $   3,458        $   4,538        $   3,937
Accrued expenses                                                13,064           12,836            8,176
Deferred revenue                                                15,974           15,173           14,737
                                                             ---------        ---------        ---------
     Total Current Liabilities                               $  32,496        $  32,547        $  26,850
                                                             ---------        ---------        ---------

Deferred tax liability                                          15,767           11,487           12,253
Deferred revenue, less current portion                             128               50               59
                                                             ---------        ---------        ---------
     Total Liabilities                                       $  48,391        $  44,084        $  39,162
                                                             ---------        ---------        ---------

Stockholders' Equity:
Common stock                                                 $     294        $     285        $     278
Additional paid-in capital                                     229,169          208,485          205,421
Accumulated deficit                                            (45,953)         (28,165)         (16,668)
Cumulative foreign currency translation adjustment              (1,897)          (1,148)            (495)
Deferred compensation                                             (568)            (649)            (883)
                                                             ---------        ---------        ---------

Total Stockholders' Equity                                   $ 181,045        $ 178,808        $ 187,653
                                                             ---------        ---------        ---------
                                                             $ 229,436        $ 222,892        $ 226,815
                                                             =========        =========        =========

                               MERCATOR SOFTWARE
                Pro forma Consolidated Statements of Operations
              Impact of Amortization on Reported Net Income (Loss)
                     (In thousands, except per share data)
                                  (Unaudited)

                                                       For the Quarter Ended June 30, 2000
                                                     As Reported    Adjustments*  As Adjusted

Revenues                                              $ 35,696                     $ 35,696
Cost of revenues                                         7,699                        7,699
                                                      --------                     --------
Gross margin                                            27,997                       27,997
Operating expenses                                      39,581        $(12,251)      27,330
                                                      --------        --------     --------
Income (Loss) from operations                          (11,584)         12,251          667
Interest and other, net                                    139            --            139
                                                      --------        --------     --------
Income (Loss) before provision for taxes               (11,445)         12,251          806
Provision for income taxes                               6,343          (6,037)         306
                                                      --------        --------     --------
Net Income (Loss)                                     $(17,788)       $ 18,288          500

Net Income (Loss) per share-Basic                       $(0.61)                       $0.02
Net Income (Loss) per share-Fully diluted                (0.61)                        0.02
Pro forma shares outstanding-Basic                      29,100                       29,100
Pro forma shares outstanding-Fully Diluted              29,100                       32,261


                                                        For the Six Months Ended June 30, 2000
                                                    As Reported     Adjustments*  As Adjusted
Revenues                                              $ 66,948                     $ 66,948
Cost of revenues                                        15,111                       15,111
                                                      --------                     --------
Gross margin                                            51,837                       51,837
Operating expenses                                      72,959        $(23,228)      49,731
                                                      --------        --------     --------
Income (Loss) from operations                          (21,122)         23,228        2,106
Interest and other, net                                    294            --            294
                                                      --------        --------     --------
Income (Loss) before provision for taxes               (20,828)         23,228        2,400
Provision for income taxes                               8,457          (7,545)         912
                                                      --------        --------     --------
Net Income (Loss)                                     $(29,285)       $ 30,773        1,488

Net Income (Loss) per share-Basic                       $(1.02)                       $0.05
Net Income (Loss) per share-Fully diluted                (1.02)                        0.05
Pro forma shares outstanding-Basic                      28,653                       28,653
Pro forma shares outstanding-Fully Diluted              28,653                       32,330

*The adjustments to income (loss) before provision for taxes represent the reversals of acquisition related amortization. The adjustment to the provision for income taxes is to reflect a 38% tax rate, although the actual rate is expected to exceed 38% based on the impact of goodwill amortization.